SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 18, 2015, Petro Spring I, LLC (“Petro Spring”), a Delaware limited liability company indirectly wholly owned by Petro River Oil Corp. (the "Company"), entered into a definitive asset purchase agreement (“Purchase Agreement”) to purchase substantially all of the assets of Havelide GTL LLC ("Havelide"), consisting of certain patents and other intellectual property, trade secrets, and assets developed and owned by Havelide to produce a gasoline-like liquid and high-purity hydrogen from natural gas, at low temperature and at low pressure (the "Purchased Assets”).  Havelide was founded by Stephen Boyd, who joins the Company as its Chief Technology Officer under the terms of an Employment Agreement dated February 18, 2015 (“Employment Agreement”).  Dr. Boyd obtained his Ph.D. in solid-state chemistry at Stony Brook University.  His Ph.D. involved the intimate implementation of one- and two-dimensional Magic-angle Spinning Nuclear Magnetic Resonance (MAS NMR) and X-ray diffractometry (powder and single-crystal) in the analysis of crystalline and noncrystalline structure and ionic conductivity.  Currently, Dr. Boyd is the author of eight patents.

Under the terms of the Purchase Agreement, in consideration for the Purchased Assets, at closing of the acquisition, (“Closing”), the Company will issue to Havelide 13,333,333 shares of common stock of the Company and a warrant to purchase an additional 26,666,667 shares of common stock at an exercise price of $0.25 per share (“Warrant”).   The Closing under the Purchase Agreement is subject to certain conditions to Closing, including, among others, the satisfactory completion of due diligence by the Company.

The foregoing description of the Purchase Agreement, Employment Agreement and Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Warrant, which is included as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference as though fully set forth herein.

Item 8.01 Other Events.

On February 23, 2015, the Company issued a press release announcing that the Company had entered into the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference as though fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are hereby filed as part of this Current Report on Form 8-K:

10.1        Asset Purchase Agreement by and among Petro River Oil Corp, Petro Spring I, LLC, Havelide GTL LLC and certain shareholders, dated February 18, 2015.

10.2        Employment Agreement by and between the Company and Stephen Boyd

10.3       Form of Warrant

99.1       Press release dated February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: February 23, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer